Exhibit 99.1

Nextracker Announces Chuck Boynton as New Chief Financial Officer

Current CFO, David Bennett, to become Chief Accounting Officer

March 18, 2024

FREMONT, Calif.,– Nextracker (Nasdaq: NXT), a global market leader of intelligent solar tracker and software solutions, today announced the appointment of Charles “Chuck” Boynton as Chief Financial Officer (CFO), effective after he completes his tenure with his current employer, which is expected in May 2024. Nextracker’s current CFO, David Bennett, will continue to serve in this role until transitioning to Chief Accounting Officer (CAO) once Mr. Boynton joins the company.

Mr. Boynton has more than 30 years of finance and accounting experience, as well as significant experience in the solar industry. Mr. Boynton will lead Nextracker’s global finance and accounting organization and will report directly to founder and CEO, Dan Shugar. Mr. Boynton has been on Nextracker’s Board since February 2023 and will step down from that position effective today.

“I am excited to welcome Chuck to the Nextracker executive leadership team,” said Dan Shugar, Nextracker founder and CEO. “Chuck has been an excellent board member and advisor to Nextracker, and he is a proven leader in the solar and technology sectors. With Chuck’s strong track record leading finance teams, he will strategically enhance our capabilities during the next phase of growth.”

“I am immensely proud of Nextracker’s achievements to-date,” said Mr. Boynton. “I am thrilled to step into the CFO role and am looking forward to working with the best team in the industry. We have a compelling growth path ahead as we continue building on the company’s successful operating model to drive long-term profitable growth and shareholder returns.”

David Bennett, who has served as Nextracker’s CFO since June 2021, will remain with Nextracker as its CAO, reporting directly to the CFO.

“Dave joined Nextracker from our prior parent company, Flex, after nearly 17 years successfully serving as its CAO,” said Dan Shugar, Nextracker founder and CEO. “Dave’s proven CAO track record will bring critical knowledge and experience to this role as we continue to scale globally. As CFO, he has been highly effective in ushering us through our IPO, the recent spin-out from Flex, and building out an outstanding finance team. I am thrilled to combine the executive skills of Chuck and Dave to bring world-class capability to our finance leadership.”

About Chuck Boynton

Mr. Boynton joins Nextracker from Logitech International S.A., where he served as CFO. Prior to Logitech, Mr. Boynton served as the Executive Vice President (EVP) and CFO of Plantronics, Inc. Mr. Boynton has also held executive leadership or CFO positions within the renewable energy sector, including as EVP and CFO at SunPower Corporation, a global energy company and provider of solar power solutions, and as CEO and Chairman of the Board of 8point3 General Partner LLC, an owner/operator of solar energy generation projects.

About Nextracker

Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and distributed generation solar projects around the world. Its products enable solar panels to follow the sun’s movement across the sky and optimize plant performance. With plants operating in more than thirty countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, visit Nextracker.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption and Nextracker’s outlook for fiscal 2024 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.

Nextracker and the Nextracker logo are registered trademarks or trademarks of Nextracker Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Investors, Financial Media & Press
Mary Lai
VP, Investor Relations &

Financial Communications
Investor@nextracker.com

Media & Press
Kristan Kirsh
SVP, Global Marketing
Media@nextracker.com

Source: Nextracker